Exhibit 10.1

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (the “Agreement”), is made as of October 25, 2011, by and between Insituform Technologies, Inc., a Delaware corporation (the “Company”), and Aegion Corporation, a Delaware corporation (“Holdco”).

RECITALS

A.          The Company and Holdco, along with Insituform MergerSub, Inc., a Delaware corporation (“MergerSub”), have entered into a certain Agreement of Merger and Plan of Reorganization dated as of October 19, 2011 (the “Merger Agreement”);

B.          Under the Merger Agreement, the Company adopted a holding company structure of organization by merging MergerSub with and into the Company with the Company being the surviving corporation and converting the common stock and associated Preferred Stock Purchase Rights of the Company into the common stock and associated Preferred Stock Purchase Rights of Holdco (the “Reorganization”);

C.          Pursuant to the Merger Agreement and in connection with the Reorganization, the Company has agreed to assign to Holdco, and Holdco has agreed to assume from the Company, all of the rights and obligations of the Company pursuant to (i) the Equity Plans, (ii) the Other Plans, (iii) each stock option agreement and/or similar grant agreement entered into pursuant to the Equity Plans or the Other Plans, and each outstanding Option or award granted thereunder, and (iv) the Other Agreements (collectively, the “Assumed Agreements”); and

D.          All capitalized terms used herein but not otherwise defined herein are given the meanings set forth in the Merger Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual agreements contained in the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.           Assignment.  The Company hereby assigns, transfers and delivers to Holdco all of the rights and obligations of the Company under the Assumed Agreements on the date hereof.

2.           Assumption.  Holdco hereby assumes and agrees to perform all of the rights and obligations of the Company under the Assumed Agreements on the date hereof.  At the Effective Time, the Assumed Agreements shall each be automatically amended as necessary to provide that references to the Company in such agreements shall be read to refer to Holdco.

3.           Further Assurances.  Subject to the terms of this Agreement, the parties hereto shall take all reasonable and lawful action as may be necessary or appropriate to cause the intent of this Agreement be carried out, including, without limitation, entering into amendments to the Assumed Agreements and notifying other parties thereto of such assignment and assumption.

4.           Terms of Merger Agreement.  This Agreement is executed and delivered pursuant to the Merger Agreement, and reference to the Merger Agreement is hereby made for a complete description of the terms on which the Assumed Agreements are being assigned and assumed.  In the event of any conflict or ambiguity between the terms of this Agreement and the terms of the Merger Agreement, the terms of the Merger Agreement shall govern and be controlling.  Neither the making nor the acceptance of this Agreement shall restrict, impair, reduce, expand or otherwise modify the terms of the Merger Agreement.

5.           Successors and Assigns.  The rights and obligations of the Company and Holdco hereunder shall inure to the benefit of and be binding upon their respective successors and assigns.

6.           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law principles thereof.

7.           Counterparts.  This Agreement may be signed in any number of counterparts with the same effect as if the signature on each counterpart were one and the same instrument.  The parties acknowledge that signature by facsimile or PDF shall have the same effect as if the signature on each counterpart were an original.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and Holdco have caused this Agreement to be executed as of the date first written above.

INSITUFORM TECHNOLOGIES, INC. By: /s/ David F. Morris Name: David F. Morris Title: Senior Vice President, Chief Administrative Officer, General Counsel and Secretary
AEGION CORPORATION By: /s/ David F. Morris Name: David F. Morris Title: Senior Vice President, Chief Administrative Officer, General Counsel and Secretary